UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

March 25, 2015

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Jackson Boulevard, Suite 2400

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2015, Enova International, Inc. (“Enova”) and certain of its domestic subsidiaries, as guarantors, entered into an amendment to its revolving credit facility (the “Amendment”) with Jefferies Finance LLC, as administrative agent.

The Amendment reduced Enova’s unsecured revolving line of credit to $65.0 million (from $75.0 million) and increased an additional senior secured indebtedness basket to the greater of $20.0 million or 2.75% of consolidated total assets (as defined in the credit agreement) (from $15.0 million or 2% of consolidated total assets). In addition, the Amendment revised certain definitions and provisions relating to limitations on indebtedness, investments, dispositions, fundamental changes and burdensome agreements to allow certain of Enova’s foreign subsidiaries, which opt to become guarantors of its obligations under the credit agreement, to be treated as domestic subsidiaries for purposes of those provisions.

The summary is qualified in its entirety by reference to the complete terms and conditions of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

ITEM 8.01OTHER EVENTS

On March 26, 2015, Enova issued a press release related to the Consumer Financial Protection Bureau’s efforts to provide a well-regulated market for consumers who need access to short-term credit.  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1

Amendment to Credit Agreement, dated March 25, 2015, by and among Enova International, Inc., the Guarantors, the Required Lenders and Jefferies Finance LLC, as administrative agent for the Lenders (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 (File No. 333-203005) filed March 25, 2015)

99.1	Enova International, Inc. press release dated March 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: March 30, 2015	By:	/s/ David A. Fisher
David A. Fisher
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment to Credit Agreement, dated March 25, 2015, by and among Enova International, Inc., the Guarantors, the Required Lenders and Jefferies Finance LLC, as administrative agent for the Lenders (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 (File No. 333-203005) filed March 25, 2015)

99.1	Enova International, Inc. press release dated March 26, 2015